Exhibit 99.1

CUSIP No. 88556E102

Joint Filing Agreement

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the statement on Schedule 13G with respect to the Class A Common Stock, par value $0.0001 per share, of ThredUp Inc., to which this Agreement is attached as an Exhibit, and any additional amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

FIFTH STREET STATION LLC	PALOUSE INVESTMENT MANAGEMENT INC.

By:	Cercano Management LLC	By:	Cercano Management LLC
Its:	Investment Manager	Its:	Investment Manager

By:	/s/ Elizabeth Bernstein	By:	/s/ Elizabeth Bernstein
	Elizabeth Bernstein, Vice President		Elizabeth Bernstein, Vice President

Date: February 14, 2022	Date: February 14, 2022

VC ASSET MANAGEMENT LLC	PALOUSE INVESTMENT LLC

By:	Cercano Management LLC	By:	Cercano Management LLC
Its:	Investment Manager	Its:	Investment Manager

By:	/s/ Yongbai Choi	By:	/s/ Elizabeth Bernstein
	Yongbai Choi, Authorized Person		Elizabeth Bernstein, Vice President

Date: February 14, 2022	Date: February 14, 2022